As filed with the Securities and Exchange Commission on March 31, 2020

Registration No. 333-236128

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-2110031
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Riverway, Suite 1700
Houston, Texas 77056
(713) 579-0600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert W. Rigdon
President and Chief Executive Officer
Synthesis Energy Systems, Inc.
One Riverway, Suite 1700
Houston, Texas 77056
(713) 579-0600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert G. Reedy
Kevin J. Poli
Porter Hedges LLP
1000 Main, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6674
Telecopy: (713) 228-1331

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	9,725,364	$2.01	$19,547,982	$2,538

(1)	Represents the initial maximum number of shares offered by the selling stockholders named in this registration statement. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.
(2)	Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low sale prices of the common stock on the NASDAQ Capital Market on March 25, 2020, which date is within five business days prior to filing.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 31, 2020

PROSPECTUS

9,725,364

Shares of Common Stock

This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus of up to 9,725,364 shares of our common stock issuable upon exercise of certain convertible debentures and warrants, and issuable as related interest on those convertible debentures, that we issued as part of private placements which closed on October 10, 2019 and February 19, 2020, as well as certain shares issued as part of a share exchange by us.

The selling stockholders identified in this prospectus (which term as used in this prospectus includes their respective partners, pledgees, donees (including charitable organizations), transferees or other successors-in-interest) may offer this common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Although we will incur expenses in connection with the registration of the securities, we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “SES.” The last reported sale price of our common stock on March 27, 2020 was $1.99 per share.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission. Under this registration statement, the selling stockholders named in this prospectus or any supplement to this prospectus may sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. To the extent appropriate, we may provide a prospectus supplement that contains specific information about the terms of the offering. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

SYNTHESIS ENERGY SYSTEMS, INC.

Synthesis Energy Systems, Inc. is a global clean energy company that owns proprietary technology, SES Gasification Technology (“SGT”), for the low-cost and environmentally responsible production of synthesis gas (referred to as “syngas”). Syngas from SGT can provide an environmentally responsible lower cost energy source in markets where coal, low quality coal, coal wastes, biomass and municipal wastes are available and where natural gas, LNG, and crude oil are expensive or constrained due to lack of infrastructure such as distribution pipelines or power transmission lines, such as Australia, Asia, Eastern Europe and parts of South America. The Company’s current focus has been on commercializing its technology both in China and globally through the regional business platforms it has created with global partners including Australia Future Energy in Australia and SES EnCoal Energy sp. zo. o in Poland.

As used in this prospectus, the terms the “Company,” “we,” “us” and “our” mean Synthesis Energy Systems, Inc., a Delaware corporation, and its subsidiaries and predecessors, unless the context indicates otherwise. Our principal executive office is located at One Riverway, Suite 1700, Houston, Texas 77056, and our phone number is (713) 579-0600.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the Commission and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Private Securities Litigation Reform Act of 1995, or the PSLRA, or in releases made by the Commission. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including the possibility that our proposed merger transaction with Australian Future Energy Pty Ltd may be unable to obtain stockholder approval or satisfy the other conditions to closing; the ability to achieve the necessary consents to acquire the additional shares of Batchfire Resources Pty Ltd; the ability of Batchfire, Australian Future Energy Pty Ltd, and Cape River Resources Pty Ltd management to successfully grow and develop their Australian assets and operations, including Callide, the Gladstone Energy and Ammonia Project and the West Pentland coal resource development; the ability of Batchfire to produce earnings and pay dividends; the ability of SES EnCoal Energy sp. z o. o. management to successfully grow and develop projects, assets and operations in Poland; our ability to raise additional capital; our indebtedness and the amount of cash required to service our indebtedness; our ability to find a partner for our technology business; our ability to develop and expand business of the TSEC Joint Venture in the joint venture territory; our ability to develop our business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies; our ability to successfully develop our licensing business; our ability to continue as a going concern; the ability of our project with Yima to produce earnings and pay dividends; the economic conditions of countries where we are operating; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our ability to maintain our listing on the NASDAQ Stock Market; our ability to successfully commercialize our technology at a larger scale and higher pressures; commodity prices, including in particular coal, natural gas, crude oil, methanol and power; the availability and terms of financing; our customers’ and/or our ability to obtain the necessary approvals and permits for future projects; our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and our subsequent Commission filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, file reports, proxy statements and other information with the Commission as required by the Exchange Act. The Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

We have filed a registration statement with the Commission on Form S-1 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the Commission under the Exchange Act, are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the Commission on January 13, 2020 (File No. 001-33522);
•	Our Quarterly Reports on Form 10-Q for the periods ended September 30, 2019 and December 31, 2019, filed with the Commission on January 13, 2020 and March 2, 2020, respectively (File No. 001-33522);
•	A description of our capital stock contained in our Form 8-A/A filed with the Commission on June 29, 2007 (File No. 001-33522); and
•	Our Current Reports on Form 8-K, filed with the Commission on July 19, 2019, July 30, 2019, July 31, 2019, August 6, 2019, September 6, 2019, October 11, 2019, October 18, 2019, October 25, 2019, November 8, 2019, November 15, 2019, November 22, 2019, December 4, 2019, December 17, 2019, January 7, 2020 and February 21, 2020 (File No. 001-33522) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered with the prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to One Riverway, Suite 1700, Houston, Texas 77056, Attention: Chief Executive Officer, telephone number: (713) 579-0600. We maintain a website at www.synthesisenergy.com. The reports incorporated herein by reference may also be accessed through our website at http://ir.synthesisenergy.com/sec.cfm. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended June 30, 2019, and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When the selling stockholders offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our shares of common stock by the selling stockholders. The selling stockholders named in this prospectus will pay any underwriting fees, discounts and commissions, along with certain of the selling stockholders’ out-of-pocket expenses, incurred in connection with their sale of shares registered under this prospectus. We will bear all other costs, fees and expenses incurred by us, or by the selling stockholders, in effecting the registration, offer and sale of the shares covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The total number of shares of all classes of stock that we have authority to issue is 220,000,000, consisting of 200,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. We had 1,576,500 shares of common stock, and no shares of preferred stock, outstanding as of March 18, 2020.

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and our bylaws relating to our capital stock. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. Holders of our common stock have no redemption or conversion rights, no preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund provisions. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 20,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have preferences, voting powers, qualifications and special or relative rights or privileges determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

Anti-takeover Effects of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

Stockholder meetings. Our bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by a resolution adopted by a majority of our board of directors.

Requirements for advance notification of stockholder nominations and proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors.

Stockholder action by written consent. Our bylaws provide that no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board of directors. This provision, which may not be amended except by the affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board of directors.

Amendment of the bylaws. Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board of directors the power to adopt, amend and repeal our bylaws at any regular or special meeting of our board of directors on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

These provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Director and Officer Liability and Indemnification

Director Liability

Our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under Delaware law. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Delaware law:

•	for any breach of the director’s duty of loyalty to we or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and
•	for any transaction from which the director derives an improper personal benefit.

This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If Delaware law is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by Delaware law, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Director and Officer Indemnification

Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the Delaware law requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Listing

Our common stock is listed for quotation on the Nasdaq Capital Market under the symbol “SES.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company is transfer agent and registrar for our common stock.

SELLING STOCKHOLDERS

The following table sets forth information relating to the selling stockholders’ beneficial ownership of our shares as of March 18, 2020. This prospectus covers the offering for resale from time to time of up to 9,725,364 shares owned by the selling stockholders. The shares of common stock are issuable upon exercise of certain convertible debentures and warrants, and issuable as related interest on those convertible debentures, that we issued as part of private placements which closed on October 10, 2019 and February 19, 2020, as well as certain shares issued as part of a share exchange by us. As used in this prospectus, “selling stockholders” includes partners, pledgees, donees (including charitable organizations), assignees, transferees or other successors-in-interest selling shares received from a named selling stockholder after the date of this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act. We will supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us.

The following table and related footnotes set forth:

•	the name of each selling stockholder;
•	if different, the name of the natural person(s) who exercise(s) sole/shared voting and/or investment power with respect to the shares;
•	the number of our shares beneficially owned by such stockholder prior to the offering;
•	the number being offered for the stockholder’s account; and
•	the number to be owned by such stockholder after completion of the offering (assuming the sale of all shares offered by this prospectus).

Unless otherwise indicated, none of the selling stockholders is a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

We prepared the table based on information supplied to us by the selling stockholders. We have not sought to verify such information. The percentages of shares beneficially owned and being offered are based on the 1,576,500 shares of common stock that were outstanding as of March 18, 2020, unless otherwise stated in the footnotes to the table below. Additionally, some or all of the selling stockholders may have sold or transferred some or all of their shares in exempt or non-exempt transactions since such date. Other information about the selling stockholders may also change over time.

	Common Stock Beneficially Owned Prior to Offering		Number of Shares Which May be Sold in This Offering	Common Stock Beneficially Owned After this Offering(1)
Selling Stockholder	Number	Percent		Number	Percent
Pacific Capital Management LLC(2)	13,284	*	1,195,967	13,284	*
EZ Colony Partners, LLC, a Delaware limited liability company(3)	16,318	1.0%	863,079	16,318	*
Bryan Ezralow 1994 Trust U/T/D 12/22/1994(4)	15,215	1.0%	186,824	15,215	*
Marc Ezralow Irrevocable Trust U/T/D 06/01/04(5)	1,016	*	66,393	1,016	*
EZ MM&B Holdings, LLC, a Delaware limited liability company(6)	7,627	*	361,291	7,627	*
SPA Trust U/T/D 09/13/2004(7)	1,016	*	66,393	1,016	*
Emerson Partners(8)	—	*	25,052	—	*
Emerson 1993 Family Trust u/t/d/ 2-16-93(9)	—	*	126,235	—	*
The Kingdom Trust Company, Custodian, FBO J. Steven Emerson, Traditional IRA, #15010260(10)	—	*	535,404	—	*

	Common Stock Beneficially Owned Prior to Offering		Number of Shares Which May be Sold in This Offering	Common Stock Beneficially Owned After this Offering(1)
Selling Stockholder	Number	Percent		Number	Percent
The Kingdom Trust Company, Custodian, FBO J. Steven Emerson, ROTH IRA, #15010261(11)	—	*	535,404	—	*
Tegean Master Fund Ltd.(12)	—	*	501,031	—	*
Michael A. Carpenter(13)	—	*	67,257	—	*
Paulson Special Situations Master Fund Ltd.(14)	165,648	10.5%	269,024	165,648	1.5%
Globe International Holdings LLC(15)	86,337	5.4%	269,024	86,337	*
LEAP Development, LLC(16)	24,121	1.5%	26,903	24,121	*
Ziwang Xu(17)	24,440	1.5%	25,052	24,440	*
G. Tyler Runnels and Jasmine N. Runnels The Runnels Family Trust DTD 1/11/00(18)	18,125	1.1%	324,110	18,125	*
Galuchie Living Trust(19)	—	*	23,002	—	*
Karen Kang(20)	938	*	6,054	938	*
T.R. Winston & Company, LLC(21)	—	*	317,383	—	*
Ambre Investments Pty Ltd ATF Choros Mining Trust Account(22)	—	*	497,737	—	*
Ambre Investments Pty Ltd ATF Polchor Super Fund(23)	—	*	600,000	—	*
Ambre Investments Pty Ltd ATF Choros Trust No. 1 Account(24)	—	*	600,000	—	*
Ambre Investments Pty Ltd ATF Choros Trust No. 2 Account(25)	—	*	600,000	—	*
Polchor Pty Ltd(26)	—	*	88,765	—	*
Aleste Investments Pty Ltd ATF Mosaic Account(27)	—	*	49,357	—	*
Aleste Investments Pty Ltd ATF Barker Superannuation Fund(28)	—	*	223,859	—	*
Frankish Family Trust(29)	—	*	10,000	—	*
Barbara Rurarz(30)	—	*	50,000	—	*
C&J Moffatt Family Trust(31)	—	*	56,227	—	*
David Lord(32)	—	*	50,500	—	*
Emma M. Staniland(33)	—	*	25,000	—	*
Engadine Estates Funds Management Pty Ltd ATF The Engadine Trust(34)	—	*	562,535	—	*
Halina Zofia Choros ATF Stepian Family Account(35)	—	*	30,000	—	*
Jadwiga & Weslaw Choros(36)	—	*	50,000	—	*
James Devine(37)	—	*	5,050	—	*
Mahood Family Trust(38)	—	*	25,000	—	*
Jason Super Pty Ltd ATF Russell Mining Trust(39)	—	*	9,400	—	*
JPF Superannuation Pty Ltd as trustee for Ferris Management Consultants Superannuation Fund(40)	—	*	10,000	—	*
Krzysztof Dziewiecki and Teodora Dziewiecka(41)	—	*	12,500	—	*
Lukasz Stepien(42)	—	*	20,000	—	*
Luke Gracias(43)	—	*	10,000	—	*
M W A Superannuation Pty Ltd ATF M W A Superannuation Fund(44)	—	*	50,000	—	*

	Common Stock Beneficially Owned Prior to Offering		Number of Shares Which May be Sold in This Offering	Common Stock Beneficially Owned After this Offering(1)
Selling Stockholder	Number	Percent		Number	Percent
SAMI SMSF(45)	—	*	25,000	—	*
Michal Dziewiecki(46)	—	*	12,500	—	*
Our Jim & Felicja Superfund Pty Ltd(47)	—	*	51,659	—	*
Peter Crittall(48)	—	*	6,500	—	*
Peter Cross Investment Fund Pty Ltd as Trustee for the Peter Cross Superannuation Trust(49)	—	*	50,000	—	*
Piersand Superannuation Fund(50)	—	*	15,397	—	*
Piotr Dziewiecki(51)	—	*	12,500	—	*
Sandy Pier Investments Pty Ltd(52)	—	*	87,496	—	*
William and Kathryn Grills(53)	—	*	25,000	—	*
Wojciech Dziewiecki(54)	—	*	12,500	—	*
*Less than one percent.			9,725,364
(1)	Assumes that the selling stockholders will sell all of the common stock offered pursuant to this prospectus.
(2)	Jonathan Glaser manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 11601 Wilshire Blvd., Suite 1925, Los Angeles, CA 90025. Includes 787,633 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity, and 408,334 shares of common stock issuable upon exercise of currently exercisable warrants.
(3)	Bryan Ezralow and Marc Ezralow, as the trustees of the two trusts that comprise the managing members of EZ Colony Partners LLC, exercise shared voting and dispositive control over these shares. The address of the entity is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302. Includes 520,691 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity, and 342,388 shares of common stock issuable upon exercise of currently exercisable warrants.
(4)	Bryan Ezralow, as Trustee, exercises voting and dispositive control over these shares. The address of the trust is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302. Includes 112,710 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity, and 74,114 shares of common stock issuable upon exercise of currently exercisable warrants.
(5)	Bryan Ezralow, as Trustee, exercises voting and dispositive control over these shares. The address of the trust is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302. Includes 40,055 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity, and 26,338 shares of common stock issuable upon exercise of currently exercisable warrants.
(6)	Bryan Ezralow, Marc Ezralow and Marshall Ezralow, as the sole or co-trustees or managers of the two trusts and limited liability company that comprise the managing members of EZ MM&B Holdings, LLC, exercise shared voting and dispositive control over these shares. The address of the entity is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302. Includes 217,965 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity, and 143,326 shares of common stock issuable upon exercise of currently exercisable warrants.
(7)	Marc Ezralow, as Trustee, exercises voting and dispositive control over these shares. The address of the trust is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302. Includes 40,055 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity, and 26,338 shares of common stock issuable upon exercise of currently exercisable warrants.
(8)	J. Steven Emerson manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 1522 Ensley Avenue, Los Angeles, CA 90024. Includes 25,052 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity.
(9)	J. Steven Emerson manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 1522 Ensley Avenue, Los Angeles, CA 90024. Includes 51,235 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity, and 75,000 shares of common stock issuable upon exercise of currently exercisable warrants.
(10)	J. Steven Emerson manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 1522 Ensley Avenue, Los Angeles, CA 90024. Includes 368,736 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity, and 166,668 shares of common stock issuable upon exercise of currently exercisable warrants.
(11)	J. Steven Emerson manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 1522 Ensley Avenue, Los Angeles, CA 90024. Includes 368,736 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity, and 166,668 shares of common stock issuable upon exercise of currently exercisable warrants.
(12)	The entity is managed by Teagan Capital Management LLC and Tom Maheras has voting and investment control over the shares of common stock to be sold in this offering. The address for Teagan is 190 Elgin Ave, Georgetown, Grand Cayman KY1-9007, Cayman Islands. Includes 501,031 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity.

(13)	The address for Mr. Carpenter is 1900 Purdy Ave., PH 4, Miami Beach, FL 33139. Includes 67,257 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity.
(14)	Paulson Management II LP manages the entity and John Paulson has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 1251 Avenue of the Americas, 50th Floor, New York, NY 10020. Includes 269,024 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity.
(15)	Lorenzo C. Lamadrid, Chairman of our Board of Directors, manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 1424 West 28th Street, Miami, FL 33140. Includes 269,024 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity. Included in the Common Stock Beneficially Owned Prior to Offering is 20,189 shares underlying stock options held in the name of Lorenzo C. Lamadrid and 15,625 shares of common stock issuable upon exercise of currently exercisable warrants issued in the name of the entity.
(16)	Robert Rigdon, Chief Executive Officer of the Company and Vice-Chairman of our Board of Directors, manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address for LEAP Development is 4403 Langtry Lane, Houston, Texas 77041. Includes 26,903 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity. Included in the Common Stock Beneficially Owned Prior to Offering is 21,745 shares underlying stock options held in the name of Robert W. Rigdon and 1,563 shares of common stock issuable upon exercise of currently exercisable warrants issued in the name of the entity.
(17)	Ziwang Xu is a member of our Board of Directors. Includes 25,052 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity. Included in the Common Stock Beneficially Owned Prior to Offering is 18,293 shares underlying stock options and 1,563 shares of common stock issuable upon the exercise of currently exercisable warrants.
(18)	G. Tyler Runnels, as trustee, has voting and investment control over the shares of common stock to be sold in this offering. The address of the trust is 2049 Century Park East, Suite 230, Los Angeles, CA 90067. Includes 234,276 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity, 89,834 shares of common stock issuable upon exercise of currently exercisable warrants.
(19)	Mr. Galuchie has voting and investment control over the shares of common stock to be sold in this offering. The address for Mr. Galuchie is 376 Main Street, Bedminster, New Jersey 07921. Includes 23,002 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity.
(20)	The address for Ms. Kang is 144 Woodruff Place, Arcadia, CA 91007. Includes 6,054 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity.
(21)	G. Tyler Runnels, Chairman and Chief Executive Officer of the entity, has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 2049 Century Park East, Suite 230, Los Angeles, CA 90067. Includes 80,549 shares of common stock issuable upon the conversion of currently convertible debentures and potential interest calculated as if the debentures were held to maturity, 236,834 shares of common stock issuable upon exercise of currently exercisable warrants.
(22)	Edek Choros and Halina Zofia Choros have joint voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is Level 16, 120 Edward Street, Brisbane, Queensland 4000. Includes 497,737 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(23)	Edek Choros and Halina Zofia Choros have joint voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is Level 16, 120 Edward Street, Brisbane, Queensland 4000. Includes 600,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(24)	Edek Choros and Halina Zofia Choros have joint voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is Level 16, 120 Edward Street, Brisbane, Queensland 4000. Includes 600,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(25)	Edek Choros and Halina Zofia Choros have joint voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is Level 16, 120 Edward Street, Brisbane, Queensland 4000. Includes 600,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(26)	Edek Choros has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 8 Carissa Place, Chapel Hill, Queensland 4069. Includes 88,765 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(27)	Richard Barker and Anne Barker have joint voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 10 Delecta Avenue, Clareville, New South Wales 2107. Includes 49,357 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(28)	Richard Barker and Anne Barker have joint voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 10 Delecta Avenue, Clareville, New South Wales 2107. Includes 223,859 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(29)	Adam and Hannah Frankish are joint trustees for the entity and have joint voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 39 Crest Ridge Parade, Brookwater, Queensland 4300. Includes 10.000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(30)	The address for Barbara Rurarz is Ul. Partyzantow 78, Nieklan Weilki, 26-220 Staporkow, Poland. Includes 50.000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(31)	Colin and Julie Moffat are joint trustees for the entity and have joint voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 21 Grant Street, Camp Hill, Queensland 4152. Includes 56,227 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(32)	The address for David Lord is 8 Carissa Place, Chapel Hill, Queensland 4069. Includes 50,500 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.

(33)	The address for Emma M. Staniland is 26 Cockatoo Ridge, Aberglasslyn, New South Wales 2320. Includes 25,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(34)	The estate of Stephen E. Lonie has sole voting and investment control over the shares of common stock to be sold in this offering. The address for Engadine Estates Funds Management Pty Ltd is 268 Wilston Road, Grange, Queensland 4051. Includes 562,535 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(35)	Halina Zofia Choros has sole voting and investment control over the shares of common stock to be sold in this offering. The address for Stepian Family Account is 8 Carissa Place, Chapel Hill, Queensland 4069. Includes 30,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(36)	The address for Jadwiga and Wieslaw Choros is Pasieki 18, 27-310 Ciepielow, Poland. Includes 50,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(37)	The address for James Devine is 7 Geera Street, Coorparoo, Queensland 4151. Includes 5,050 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(38)	James and Carolyn Ann Mahood are trustees and have joint voting and investment control over the shares of common stock to be sold in this offering. The address for the Mahood Family Trust is 14 Krystal Place, Kuraby, Queensland 4112. Includes 25,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(39)	Jason Russell is a director of the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address for Russell Mining Trust is 25 Dicky Beach Close, Dicky Beach, Queensland 4551. Includes 9,400 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(40)	John Ferris, a director of the entity has voting and investment control over the shares of common stock to be sold in this offering. The address of the fund is C/- Wealth Plus, GPO Box 582, Brisbane, Queensland 4001. Includes 10,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(41)	The address for Krzysztof Dziewiecki and Teodora Dziewiecka is Ul. Konopnickiej 60A, 26-660 Jelinsk, Poland. Includes 12,500 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(42)	The address for Lukasz Stepien is 8 Sharpie Crescent, Grange, South Australia 5022. Includes 20,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(43)	The address for Luke Gracias is Unit 2601, Park Lane Apartments, 1 Peak Avenue, Main Beach, Queensland 4217. Includes 10,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(44)	Mark and Margaret Wachnik are directors of the entity and have joint voting and control over the shares of common stock to be sold in this offering. The address for the entity is PO Box 4299, Castlecrag, New South Wales 2068. Includes 50,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(45)	Michael P. and Sandra J. Howard are trustees of the entity and have joint voting and investment control over the shares of common stock issuable to be sold in this offering. The address of the entity is 93 Longman Terrace, Chelmer Queensland 4068. Includes 25,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(46)	The address for Michal Dziewiecki is 8 Carissa Place, Chapel Hill, Queensland 4069. Includes 12,500 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(47)	Jim and Felicja Schmidt are directors of the entity and have joint voting and investment control over the shares of common stock issuable to be sold in this offering. The address for the entity is 12 Huntingdale Street, Pullenvale, Queensland 4069. Includes 51,659 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(48)	The address for Peter Crittall is 10 Carmody Road, St. Lucia, Queensland 4067. Includes 6,500 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(49)	Peter Cross is the director of the Trust and has voting and investment control over the shares of common stock issuable to be sold in this offering. The address for the entity is 23 Bounty, Jindalee, Queensland 4074. Includes 50,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(50)	Pier and Sandra Westerhuis are directors of the entity and have joint voting and investment control over the shares of common stock issuable to be sold in this offering. The address for the entity is 60 Sanctuary Place, Fig Tree Pocket, Queensland 4069. Includes 15.397 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(51)	The address for Piotr Dziewiecki is Ul. Konopnickiej 60A, 26-660 Jedlinsk, Poland. Includes 12,500 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(52)	Pier Westerhuis is the director of the entity and has voting and investment control over the shares of common stock issuable to be sold in this offering. The address for the entity is 60 Sanctuary Place, Fig Tree Pocket, Queensland 4069. Includes 87,496 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(53)	The address for William and Kathryn Grills is PO Box 740, Singleton, New South Wales 2330. Includes 25,000 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.
(54)	The address for Wojciech Dziewiecki is Ul. Kocjana 1A, m48, 01-473 Warszawa, Poland. Includes 12,500 shares of common stock issuable upon the exchange of Batchfire shares in connection with the Share Exchange Agreement.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at prevailing market or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Synthesis Energy Systems, Inc. and its subsidiaries (the Company) as of June 30, 2019 and 2018 and for each of the years then ended have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon which report expresses an unqualified opinion and includes an emphasis of a matter paragraph relating to the Company’s ability to continue as a going concern, and included in this Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$2,538
Accounting fees and expenses	$50,000
Legal fees and expenses	$30,000
Printing and engraving expenses	$—
Miscellaneous	$2,462
Total	$85,000
Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

As permitted by the DGCL, our bylaws provide that we will indemnify our directors, officers, employees and agents against certain liabilities that they may incur in their capacities as directors, officers, employees and agents. Furthermore, our certificate of incorporation, indemnifies our directors, officers, employees, and agents to the maximum extent permitted by the DGCL. We have also entered into indemnification agreements with our officers and directors providing for indemnification to the maximum extent permitted under the DGCL. We have director and officer liability insurance policies that provide coverage of up to $20 million.

Item 16.	Exhibits.
Exhibit No.	Description of Exhibit
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on January 31, 2007).
3.2
Certificate of Amendment to the Certificate of Incorporation of the Company dated effective December 16, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 17, 2009).

3.3
Certificate of Amendment to the Certificate of Incorporation of the Company dated effective June 30, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 1, 2015).

3.4
Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on March 30, 2007).

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on January 31, 2007).
4.2	Form of New Debenture (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 11, 2019).
4.2	Form of New Warrant (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on October 11, 2019).
4.3	Form of Series A Merger Warrant (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 11, 2019).
4.4	Form of Series B Merger Warrant (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on October 11, 2019).
4.5	Warrant issued to Market Development Consulting, Inc. dated October 10, 2019 (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on October 11, 2019).
5.1(1)	Opinion of Porter Hedges LLP with respect to legality of the securities, including consent.
10.1
Cooperative Joint Venture Contract of SES (Zao Zhuang) New Gas Company Ltd. between Shandong Hai Hua Coal & Chemical Company Ltd. and Synthesis Energy Systems Investments, Inc. dated July 6, 2006 — English translation from original Chinese document (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on January 31, 2007).

10.2
Amendment to Cooperative Joint Venture Contract of SES (Zao Zhuang) New Gas Company Ltd. between Shandong Hai Hua Coal & Chemical Company Ltd. and Synthesis Energy Systems Investments, Inc. dated November 8, 2006 — English translation from original Chinese document (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on January 31, 2007).

10.3+
Amended and Restated 2005 Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 3 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on May 1, 2007).

10.4
Fixed Assets Loan Contract between Synthesis Energy Systems (Zao Zhuang) New Gas Company Ltd. and Industrial and Commercial Bank of China dated March 27, 2007 — English translation from original Chinese document (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on March 30, 2007).

10.5
Second Amendment to Cooperative Joint Venture Contract of SES (Zao Zhuang) New Gas Company Ltd., between Shandong Hai Hua Coal & Chemical Company Ltd. and Synthesis Energy Systems Investments, Inc., dated February 12, 2007 — English translation from original Chinese document (incorporated by reference to Exhibit 10.6 to Amendment No. 3 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on May 1, 2007).

10.6
Co-Operative Joint Venture Contract of SES — GCL (Inner Mongolia) Coal Chemical Co., Ltd. between Inner Mongolia Golden Concord (Xilinhot) Energy Investment Co., Ltd. and Synthesis Energy Systems Investments, Inc. dated May 25, 2007 — English translation from original Chinese document (incorporated by reference to Exhibit 10.21 to Amendment No. 5 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on June 6, 2007).

Exhibit No.	Description of Exhibit
10.7+
Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

10.8+	First Amendment to the Amended and Restated 2005 Incentive Plan (incorporated by reference to Annex B to the Company’s Proxy Statement on Schedule 14A filed on November 15, 2007).
10.9+	Form of Non-Statutory Stock Option Agreement (incorporated by reference herein to Exhibit 10.8 to the Company’s Current Report on Form 8-K dated April 2, 2009).
10.10
Form of Equity Joint Venture Contract between Yima Coal Industry (Group) Co., Ltd. and Synthesis Energy Investment Holdings, Inc. dated August 27, 2009 — English translation from original Chinese document. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 2, 2009).

10.11*
Amended and Restated License Agreement by and between the Company and the Gas Technology Institute dated November 5, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 12, 2009).

10.12
Share Purchase Agreement dated June 18, 2012 among Synthesis Energy Systems, Inc. and Hongye International Investment Group Co., Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 19, 2012).

10.13
Share Purchase Agreement dated June 18, 2012 among Synthesis Energy Systems, Inc. and Shanghai Zhongmo Investment Management Co., Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 19, 2012).

10.14	Second Amendment to the Amended and Restated 2005 Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on October 26, 2012).
10.15*
Cooperation Agreement among SES (Zao Zhuang) New Gas Co., Ltd., Shandong Weijiao Group Xuecheng Energy Co., Ltd. and Shandong Xuejiao Chemical Co., Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 26, 2013).

10.16
Loan Agreement between Synthesis Energy Systems (Zao Zhuang) New Gas Co., Ltd and Zao Zhuang Bank dated September 10, 2013 — English translation from original Chinese document (incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2013).

10.17*
Joint Venture Contract between Zhangjiagang Chemical Machinery Co., Ltd. and SES Asia Technologies, Ltd., dated February 14, 2014 — English translation from Chinese document (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 14, 2014).

10.18*
Technology Usage and Contribution Agreement among SES-ZCM Clean Energy Technologies Limited, Zhangjiagang Chemical Machinery Co., Ltd. and SES Asia Technologies, Ltd., dated February 14, 2014 — English translation from Chinese document (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 14, 2014).

10.19
Credit Agreement between Zaozhuang Bank and Synthesis Energy Systems (Zaozhuang) New Gas Co., Ltd. dated October 2, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2014).

10.20
Working Capital Loan Contract between Zaozhuang Bank and Synthesis Energy Systems (Zaozhuang) New Gas Co., Ltd. dated October 2, 2014 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2014).

10.21+	Form of Restricted Stock Incentive Agreement for Employees (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2014).
10.22+	Form of Restricted Stock Incentive Agreement for Directors (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2014).
10.23+
Non-statutory Stock Option Agreement dated March 9, 2015 between Robert Rigdon and the Company (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2015).

Exhibit No.	Description of Exhibit
10.24
Share Purchase and Investment Agreement between SES BVI and Rui Feng Enterprises Limited dated June 14, 2015 (incorporated by reference to Exhibit 10.42 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2015).

10.25
Operation and Management Agreement between ZZ Joint Venture and Shandong Saikong Automatic Equipment Company Ltd. dated June 13, 2015 (incorporated by reference to Exhibit 10.43 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2015).

10.26
Working Capital Loan Contract between Zaozhuang Bank and Synthesis Energy Systems (Zaozhuang) New Gas Co., Ltd. dated September 22, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 28, 2015).

10.27
Loan Extension Agreement among Zaozhuang Bank Co., Ltd., Synthesis Energy Systems (ZaoZhuang) New Gas Company, Ltd., Shandong Weijiao Group Xuecheng Energy Co., Ltd. and Synthesis Energy Systems (ZaoZhuang) New Gas Company, Ltd. dated September 22, 2015 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 28, 2015).

10.28
Credit Agreement between Zaozhuang Bank and Synthesis Energy Systems (Zaozhuang) New Gas Co., Ltd. dated November 13, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 17, 2015).

10.29+	2015 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Schedule 8-K filed on November 20, 2015).
10.30+
Form of Non-Qualified Stock Option Agreement under 2015 Long Term Incentive Plan (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8, File No. 208146, filed with the Commission on November 20, 2015).

10.31+
Form of Restricted Stock Award Agreement under 2015 Long Term Incentive Plan (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8, File No. 208146, filed with the Commission on November 20, 2015).

10.32
Share Purchase and Investment Agreement between Synthesis Energy Systems Investments, Inc. and Shandong Weijiao Group Xuecheng Energy Co., Ltd., dated August 15, 2016 — English translation from Chinese document (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 19, 2016).

10.33
Restructuring Agreement dated August 18, 2017 among SES Asia Technologies Limited, Suzhou THVOW Technology Co., Ltd., and Innovative Coal Chemical Design Institute — English translation from Chinese document (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 24, 2017).

10.34
Share Transfer Agreement dated August 18, 2017 between SES Asia Technologies Limited and Innovative Coal Chemical Design Institute — English translation from Chinese document (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 24, 2017).

10.35*
Joint Venture Contract among Suzhou THVOW Technology Co., Ltd., Innovative Coal Chemical Design Institute and SES Asia Technologies, Ltd., dated August 18, 2017 — English translation from Chinese document (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 24, 2017).

10.36*
Technology Usage and Contribution Agreement among Jiangsu Tianwo-SES Clean Energy Technologies Co., Ltd., Suzhou THVOW Technology Co., Ltd., Innovative Coal Chemical Design Institute and SES Asia Technologies, Ltd., dated August 18, 2017 — English translation from Chinese document (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 24, 2017).

10.37
Consulting Agreement between the Company and Robert Anderson dated effective March 19, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 11, 2018).

10.38	Online Office Agreement dated November 9, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 15, 2018).
10.39+
Employment Agreement between the Company and Robert Rigdon Dated effective March 1, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 8, 2019).

Exhibit No.	Description of Exhibit
10.40	Clarksons Platou Securities, Inc. Engagement Letter dated March 29, 2019 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 2, 2019).
10.41
Technology Purchase Option Agreement between the Company and Australian Future Energy Pty Ltd dated April 4, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 8, 2019).

10.42
Amendment to Technology Purchase Option Agreement dated July 31, 2019 between Synthesis Energy Systems, Inc. and Australian Future Energy Pty, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 31, 2019).

10.43
Form of Share Exchange Agreement between the Company and certain shareholders of Batchfire Resources Pty Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 11, 2019).

10.44
Form of Securities Purchase and Exchange Agreement between the Company and each of the holders of the 11% Senior Secured Debentures (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 11, 2019).

10.45
Form of Registration Rights Agreement between the Company and each of the holders of the 11% Senior Secured Debentures (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 11, 2019).

10.46
Management Consulting Agreement between the Company and Market Development Consulting Group, Inc. dated October 10, 2019 (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on October 11, 2019).

10.47
Loan Agreement between Synthesis Energy Systems, Inc. and Australian Future Energy Pty Ltd dated October 24, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 25, 2019).

10.48
Form of Amendment to Transaction Documents issued under the Securities Purchase and Exchange Agreement between the Company and each of the holders of the 11% Senior Secured Debentures dated October 10, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 8, 2019).

23.1(1)	Consent of RSM US, LLP.
23.2(1)	Consent of Porter Hedges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained in signature pages).
(1)	Filed herewith.
*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment accepted by the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.
+	Management contract or compensatory plan or arrangement.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31th day of March, 2020.

SYNTHESIS ENERGY SYSTEMS, INC.

By:	/s/ Robert Rigdon
Robert Rigdon President and Chief Executive Officer

We the undersigned officers and directors of Synthesis Energy Systems, Inc., hereby, severally constitute and appoint Robert Rigdon and David Hiscocks, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Synthesis Energy Systems, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lorenzo Lamadrid	Chairman	March 31, 2020
Lorenzo Lamadrid

/s/ Robert Rigdon	President, Chief Executive Officer and Director (Principal Executive and Principal Financial Officer)	March 31, 2020
Robert Rigdon

/s/ David Hiscocks	Corporate Controller (Principal Accounting Officer)	March 31, 2020
David Hiscocks

/s/ Harry Rubin	Director	March 31, 2020
Harry Rubin

/s/ Denis Slavich	Director	March 31, 2020
Denis Slavich

/s/ Ziwang Xu	Director	March 31, 2020
Ziwang Xu

/s/ Robert F. Anderson	Director	March 31, 2020
Robert F. Anderson